Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$3,149,294
Unrealized Gain (Loss) on Market Value of Futures	(4,443,751)
Dividend Income	966
Interest Income	38
ETF Transaction Fees	1,000
Total Income (Loss)	$(1,292,453)

Expenses
Investment Advisory Fee	$67,348
Brokerage Commissions	6,933
NYMEX License Fee	2,863
Non-interested Directors' Fees and Expenses	977
SEC & FINRA Registration Expense	750
Prepaid Insurance Expense	421
Other Expenses	32,850
Total Expenses	112,142
Expense Waiver	(16,013)
Net Expenses	$96,129
Net Gain (Loss)	$(1,388,582)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/11	$141,612,619
Withdrawals (100,000 Units)	(5,007,974)
Net Gain (Loss)	(1,388,582)

Net Asset Value End of Period	$135,216,063
Net Asset Value Per Unit (2,700,000 Units)	$50.08

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502